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Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 22, 2006, accompanying the financial statements and schedule and on internal control over financial reporting included in the Annual Report of Books-A-Million, Inc. on Form 10-K for the year ended January 28, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Books-A-Million, Inc. on Forms S-8 (File No. 33-72812, File No. 33-86980, File No. 333-126008, File No.
333-116831, File No. 333-84822 File No. 333-34384 and File No. 333-58619).

/s/ GRANT THORNTON LLP

Atlanta, Georgia
March 22, 2006